                                                                    EXHIBIT 99.4










                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                  AGRICULTURAL MINERALS, LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

    ARTICLE I - ORGANIZATIONAL MATTERS..............................      1

        1.1    Formation............................................      1
        1.2    Name.................................................      1
        1.3    Registered Office; Principal Office..................      2
        1.4    Power of Attorney....................................      2
        1.5    Term.................................................      4

    ARTICLE II - DEFINITIONS........................................      4

    ARTICLE III - PURPOSE...........................................     14

        3.1    Purpose and Business.................................     14
        3.2    Powers...............................................     15

    ARTICLE IV - CAPITAL CONTRIBUTIONS..............................     15

        4.1    Initial Contributions................................     15
        4.2    Return of Initial Contributions......................     15
        4.3    Contribution by the General Partner
                 and the Limited Partner............................     15
        4.4    Additional Capital Contribution by the
                 Investment Partnership.............................     16
        4.5    Preemptive Rights....................................     16
        4.6    Capital Accounts.....................................     16
        4.7    Interest.............................................     20
        4.8    No Withdrawal........................................     20
        4.9    Loans from Partners..................................     20

    ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS.......................     20

        5.1    Allocations for Capital Account Purposes.............     20
               (a)  Net Income......................................     20
               (b)  Net Losses......................................     21
               (c)  Net Termination Gains and Losses................     21
               (d)  Special Allocations.............................     22
                    (i)  Partnership Minimum Gain
                           Chargeback...............................     22
                   (ii)  Chargeback of Minimum Gain
                           Attributable to Partner
                           Nonrecourse Debt.........................     23
                  (iii)  Qualified Income Offset....................     24
                   (iv)  Gross Income Allocations...................     24
                    (v)  Nonrecourse Deductions.....................     25
                   (vi)  Partner Nonrecourse Deductions.............     25


                                     A-(i)

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                                                                        Page
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                  (vii)  Nonrecourse Liabilities....................     25
                 (viii)  Code Section 754 Adjustments...............     25
                   (ix)  Curative Allocation........................     26
        5.2    Allocations for Tax Purposes.........................     27
        5.3    Requirements as to Distributions.....................     30

    ARTICLE VI - MANAGEMENT AND OPERATION OF BUSINESS...............     30

        6.1    Management...........................................     30
        6.2    Certificate of Limited Partnership...................     32
        6.3    Restrictions on General Partner's Authority..........     32
        6.4    Reimbursement of the General Partner.................     33
        6.5    Outside Activities...................................     34
        6.6    Loans to and from the Partnership;
                 Contracts with Affiliates..........................     35
        6.7    Indemnification......................................     37
        6.8    Liability of Indemnitees.............................     39
        6.9    Resolution of Conflicts of Interest..................     40
        6.10   Other Matters Concerning the General
                 Partner............................................     42
        6.11   Title to Partnership Assets..........................     42
        6.12   Reliance by Third Parties............................     43

    ARTICLE VII - RIGHTS AND OBLIGATIONS OF THE LIMITED
                    PARTNER.........................................     44

        7.1    Limitation of Liability..............................     44
        7.2    Management of Business...............................     44
        7.3    Outside Activities...................................     44
        7.4    Return of Capital....................................     44
        7.5    Rights of the Limited Partner Relating
                 to the Partnership.................................     44

    ARTICLE VIII - BOOKS, RECORDS, ACCOUNTING AND REPORTS...........     45

        8.1    Records and Accounting...............................     45
        8.2    Fiscal Year..........................................     46

    ARTICLE IX - TAX MATTERS........................................     46

        9.1    Preparation of Tax Returns...........................     46
        9.2    Tax Elections........................................     46
        9.3    Tax Controversies....................................     46
        9.4    Organizational Expenses..............................     47
        9.5    Withholding..........................................     47
        9.6    Opinions of Counsel..................................     47


                                    A-(ii)
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                                                                        Page
                                                                        ----

    ARTICLE X - TRANSFER OF INTERESTS...............................     47

       10.1    Transfer.............................................     47
       10.2    Transfer of the General Partner's
                 Partnership Interest...............................     48
       10.3    Transfer of the Limited Partner's
                 Partnership Interest...............................     49

    ARTICLE XI - ADMISSION OF PARTNERS..............................     49

       11.1    Admission of Substituted Limited Partner.............     49
       11.2    Admission of Successor General Partner...............     49
       11.3    Amendment of Agreement and Certificate
                 of Limited Partnership.............................     50

    ARTICLE XII - WITHDRAWAL OR REMOVAL OF PARTNERS.................     50

       12.1    Withdrawal of the General Partner....................     50
       12.2    Removal of the General Partner.......................     52
       12.3    Interest of Departing Partner and
                 Successor General Partner..........................     52
       12.4    Reimbursement of Departing Partner...................     53
       12.5    Withdrawal of the Limited Partner....................     53

    ARTICLE XIII - DISSOLUTION AND LIQUIDATION......................     53

       13.1    Dissolution..........................................     53
       13.2    Continuation of the Business of the
                 Partnership After Dissolution......................     54
       13.3    Liquidation..........................................     55
       13.4    Distributions in Kind................................     56
       13.5    Cancellation of Certificate
                 of Limited Partnership.............................     57
       13.6    Reasonable Time for Winding Up.......................     57
       13.7    Return of Capital....................................     57
       13.8    No Capital Account Restoration.......................     57
       13.9    Waiver of Partition..................................     57

    ARTICLE XIV - AMENDMENT OF PARTNERSHIP AGREEMENT................     57

       14.1    Amendment to Be Adopted Solely
                 by General Partner.................................     57
       14.2    Amendment Procedures.................................     59


                                    A-(iii)
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                                                                        Page
                                                                        ----

    ARTICLE XV - MERGER.............................................     59

       15.1    Authority............................................     59
       15.2    Procedure for Merger or Consolidation................     59
       15.3    Approval by the Limited Partner of
                 Merger or Consolidation............................     61
       15.4    Certificate of Merger................................     61
       15.5    Effect of Merger.....................................     61

    ARTICLE XVI - GENERAL PROVISIONS................................     62

       16.1    Addresses and Notices................................     62
       16.2    Titles and Captions..................................     62
       16.3    Pronouns and Plurals.................................     62
       16.4    Further Action.......................................     63
       16.5    Binding Effect.......................................     63
       16.6    Integration..........................................     63
       16.7    Creditors............................................     63
       16.8    Waivers..............................................     63
       16.9    Counterparts.........................................     63
       16.10   Applicable Law.......................................     63
       16.11   Invalidity of Provisions.............................     64


                                    A-(iv)

                      AGREEMENT OF LIMITED PARTNERSHIP OF
                  AGRICULTURAL MINERALS, LIMITED PARTNERSHIP

     THIS AGREEMENT OF LIMITED PARTNERSHIP OF AGRICULTURAL MINERALS, LIMITED PARTNERSHIP, dated as of December 4, 1991, is entered into by and among Agricultural Minerals Corporation, a Delaware corporation ("AMC"), as the General Partner and AMC Holdings Inc., a Delaware corporation ("AMCH"), as the Organizational Limited Partner and Agricultural Minerals Company, L.P., a Delaware limited partnership, as the Limited Partner. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                            ORGANIZATIONAL MATTERS

     1.1 Formation. The General Partner and the Organizational Limited Partner have formed this Partnership as a limited partnership pursuant to the provisions of the Delaware Act, and hereby amend and restate the original Agreement of Limited Partnership, as amended by Amendment No. 1 thereto, in its entirety. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership Interest of each Partner shall be personal property for all purposes.

     1.2 Name. The name of the Partnership shall be "Agricultural Minerals, Limited Partnership." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner, including, without limitation, the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partner of such change in the next regular communication to the Limited Partner. Notwithstanding the foregoing, unless otherwise permitted by AMC, the Partnership shall change its name to a name not including "AMC" or "Agricultural Minerals Corporation" and shall cease using the name "AMC," "Agricultural Minerals Corporation" or other names or symbols
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                                       2

associated therewith at such time as neither Agricultural Minerals Corporation nor any Affiliate thereof is or has been within three months the general partner of the Partnership.

     1.3 Registered Office; Principal Office. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership and the address of the General Partner shall be 5100 East Skelly Drive, Suite 800, Tulsa, Oklahoma 74135, or such other place as the General Partner may from time to time designate by notice to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

     1.4 Power of Attorney. (a) The Limited Partner hereby constitutes and appoints each of the General Partner and, if a Liquidator shall have been selected pursuant to Section 13.3, the Liquidator severally (and any successor to either thereof by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the General
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                                       3


     Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article X, XI, XII or XIII or the Capital Contribution of any Partner; and (E) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XV; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided that when the consent or approval of the Limited Partner is required by any provision of this Agreement, the General Partner or the Liquidator may exercise the power of attorney made in this Section 1.4(a)(ii) only after the necessary consent or approval of the Limited Partner.

Nothing contained in this Section 1.4 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIV, or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Interest and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. The Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and the Limited Partner hereby waives any and all defenses that may be available to contest, negate or
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                                       4

disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. The Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

         1.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2041, or until the earlier termination of the Partnership in accordance with the provisions of
Article XIII.

                                  ARTICLE II

                                  DEFINITIONS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each taxable year of the Partnership (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5)), and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 5.1(d)(i) or 5.1(d)(ii) hereof). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury

Regulation Section 1.704-(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 4.6(d)(i) or 4.6(d)(ii).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question.

         "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 5.1 including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.6(c). Subject to Section 4.6(c), the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties conveyed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

         "Agreement" means this Agreement of Limited Partnership of Agricultural Minerals, Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "Available Cash" means, with respect to any calendar quarter, (i) the sum of (A) all cash receipts of the Partnership during such quarter from all sources and (B) any reduction in reserves established in prior quarters, less
(ii) the sum of (aa) all cash disbursements of the Partnership during such quarter (excluding cash distributions to Partners, but including, for example, disbursements for taxes of the Partnership as an entity, debt service and capital expenditures) and (bb) any reserves established in such quarter in such amounts as the General Partner determines to be necessary or appropriate in its reasonable discretion (x) to provide for the proper conduct of the business of the Partnership (including reserves for future capital expenditures) or (y) to provide funds for distributions with respect to any of the next four calendar quarters and (cc) any other reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership which reduce "Available Cash," but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce "Available Cash," but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners. Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

         "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 4.6 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.6.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to Section 4.1, 4.3, 4.4 or 4.6(c).

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 4.6(d)(i) and 4.6(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 6.2 hereof, as such Certificate may be amended and/or restated from time to time.

         "Closing Date" means the date on which the "First Closing Date" occurs as such term is defined in the Underwriting Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Common Unit" has the meaning assigned to such term in the Investor Partnership Agreement.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.6(d)(i), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

         "Contributing Partner" means each Partner contributing (or deemed to have contributed on termination and reconstitution of the Partnership pursuant to Section 708 of the Code or otherwise) a Contributed Property.

         "Conveyance Agreement" means the Conveyance Agreement dated as of December 4, 1991, among AMC, the Investor Partnership and the Partnership.

         "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1(d)(ix).

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. (S) 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "Departing Partner" means a former General Partner, from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 12.1 or 12.2.

         "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(1).

         "Event of Withdrawal" has the meaning assigned to such term in Section 12.1(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute

         "General Partner" means Agricultural Minerals Corporation, a Delaware corporation, and its successors as general partner of the Partnership.

         "General Partner Equity Value" means, as of any date of determination, the fair market value of the General Partner's Partnership Interest, as determined by the General Partner using whatever reasonable method of valuation it may adopt.

         "Indemnitee" means the General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any Person who is or was an officer, director, employee, partner or agent of the General Partner or any Departing Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, member or agent of another corporation, partnership, joint venture, trust, committee or other enterprise.

         "Initial Offering" means the initial offering of Senior Preference Units to the public, as described in the Registration Statement.

         "Investor Partnership" means Agricultural Minerals Company, L.P., a Delaware limited partnership.

         "Investor Partnership Agreement" means the Agreement of Limited Partnership of the Investor Partnership.

         "Junior Preference Unit" has the meaning assigned to such term in the Investor Partnership Agreement.

         "Letter of Credit" has the meaning assigned to such term in the Investor Partnership Agreement.

         "Limited Partner" means the Limited Partner, each Substituted Limited Partner, if any, and each other Person, if any, that is admitted to the Partnership as a limited partner pursuant to Section 11.1 and that is shown as a limited partner on the books and records of the Partnership.

         "Limited Partner Equity Value" means, as of any date of determination, the fair market value of the Limited Partner's Percentage Interest, as determined by the General Partner using whatever reasonable method of valuation it may adopt.

         "Liquidator" means the General Partner or other Person approved pursuant to Section 13.3 who performs the functions described therein.

         "Merger Agreement" has the meaning assigned to such term in Section
15.1.

         "Minimum Gain Attributable to Partner Nonrecourse Debt" means that amount determined in accordance with the principles of Treasury Regulation
Section 1.704-1T(b)(4)(iv)(h)(6).

         "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

         "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the

Partnership's Carrying Value of such property (as adjusted pursuant to Section 4.6(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.6(b) and shall not include any items allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Termination Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.6(b) and shall not include any items allocated under Section 5.1(d). Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, the applicable Net Income or Net Loss shall be recomputed without regard to such item.

         "Net Termination Gain" means, for any taxable period, the sum, if positive, of all items of income, gain or loss recognized by the Partnership from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 4.6(b) and shall not include any items of income, gain or loss allocated under Section 5.1(d). Once an item of income, gain or loss that has been included in the initial computation of Net Termination Gain is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.

         "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain or loss recognized by the Partnership from Termination Capital Transactions occurring in such taxable period. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 4.6(b) and shall not include any items of income, gain or loss allocated under Section 5.1(d). Once an item of gain or loss that has been included in the initial computation of Net Termination Loss is subjected to a Required Allocation or a Curative Allocation, the applicable Net Termination Gain or Net Termination Loss shall be recomputed without regard to such item.

         "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 5.2(b)(i)(A), 5.2(b)(ii)(A) or 5.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(b), are attributable to a Nonrecourse Liability.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(3).

         "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

         "Organizational Limited Partner" means AMCH in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

         "Outstanding" means all Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination and includes Partnership Interests held by the General Partner and its Affiliates.

         "Partner" means the General Partner and the Limited
Partner.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(k)(4).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(3), are attributable to a Partner Nonrecourse Debt.

         "Partnership" means Agricultural Minerals, Limited Partnership, a Delaware limited partnership established pursuant to this Partnership Agreement, and any successor thereto.

         "Partnership Assets" initially means the assets of AMC, as described in the Registration Statement, to be transferred to the Partnership and the Investor Partnership and, thereafter, means all assets of the Partnership whether tangible or intangible and whether real, personal or mixed.

         "Partnership Inception" means the Closing Date.

         "Partnership Interest" means the interest of a Partner in the Partnership.

         "Partnership Minimum Gain" means the amount determined in accordance with the principles of Treasury Regulation Sections 1.704-1T(b)(4)(iv)(a) and 1.704-1T(b)(4)(iv)(c).

         "Partnership Year" means the taxable year of the Partnership, which shall be the calendar year.

         "Percentage Interest" means as of the date of such determination (a) as to the General Partner, 1% and (b) as to the Limited Partner, 99%; provided, however, that following any additional Capital Contribution by the Limited Partner in accordance with Section 4.4 hereof, proper adjustment shall be made to the Percentage Interests of the General Partner and the Limited Partner, if necessary.

         "Person" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Record Holder" has the meaning assigned to such term in the Investor Partnership Agreement.

         "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 33-43007), as it has been and as it may be amended or supplemented from time to time, filed by the Investor Partnership with the Securities and Exchange Commission under the Securities Act to register the offering and sale of the Senior Preference Units in the Initial Offering.

         "Required Allocations" means any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) the proviso-clause of Section 5.1(b)(i) or (b) Sections 5.1(d)(i), 5.1(d)(ii), 5.1(d)(iii), 5.1(d)(iv), 5.1(d)(v), 5.1(d)(vi), 5.1(d)(vii) and 5.1(d)(viii), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 5.2(b)(i)(A) or 5.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

         "Second Amended and Restated Credit Agreement" means the Second Amended and Restated Credit Agreement dated as of November 25, 1991, among the Partnership, various lending institutions party thereto and Chemical Bank, as agent.

         "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

         "Senior Preference Unit" has the meaning assigned to such term in the Investor Partnership Agreement.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to

Section 11.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 15.2(b).

         "Termination Capital Transaction" means any sale, transfer or other disposition of assets of the Partnership following commencement of the dissolution and liquidation of the Partnership.

         "Underwriter" means each Person named as an underwriter in the Underwriting Agreement who purchases Senior Preference Units pursuant thereto.

         "Underwriting Agreement" means the Underwriting Agreement dated November 26, 1991 among the Underwriters, the Investor Partnership and the General Partner providing for the purchase of Senior Preference Units by such Underwriters.

         "Unit" has the meaning assigned to such term in the Investor Partnership Agreement.

         "Unitholder" means a Person who holds Units.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 4.6(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date).

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 4.6(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 4.6(d)).

                                  ARTICLE III

                                    PURPOSE

         3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be (i) to engage directly in, or to enter into any partnership, joint venture or similar arrangement to engage in, the production and distribution of nitrogen fertilizers and any activities necessarily incidental or ancillary thereto and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (ii) to provide general and administrative services to its Affiliates and (iii) to do anything necessary or appropriate to the foregoing.

         3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Partnership.

                                  ARTICLE IV

                             CAPITAL CONTRIBUTIONS

         4.1 Initial Contributions. To form the Partnership under the Delaware Act, the General Partner has made an initial Capital Contribution to the Partnership in the amount of $10 for an interest in the Partnership and has been admitted as the general partner of the Partnership, and the Organizational Limited Partner has made a Capital Contribution to the Partnership in the amount of $980 for an interest in the Partnership and has been admitted as a limited partner of the Partnership.

         4.2 Return of Initial Contributions. As of the Closing Date, after giving effect to the transactions contemplated by Section 4.3, the interest in the Partnership of the Organizational Limited Partner shall be terminated, the $10 Capital Contribution by the General Partner and the $980 Capital Contribution by the Organizational Limited Partner as initial Capital Contributions shall be refunded and the Organizational Limited Partner shall withdraw as a limited partner of the Partnership. 98/99ths of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions shall be allocated and distributed to the Organizational Limited Partner, and the balance thereof shall be allocated and distributed to the General Partner.

         4.3 Contribution by the General Partner and the Limited Partner. (a) On the Closing Date, the General Partner shall, as more fully provided in the Conveyance

Agreement, convey, contribute and deliver to the Partnership, as a Capital Contribution, substantially all of its assets (exclusive of certain cash and certain assets necessary to provide general and administrative services to its Affiliates) in exchange for (i) a Partnership Interest as general partner in the Partnership representing an approximate 1.5875% general partner interest, (ii) a Partnership Interest as limited partner in the Partnership representing an approximate 98.4125% limited partner interest and (iii) the Partnership's assumption of, or taking of assets subject to, certain indebtedness and other liabilities.

         (b) On the Closing Date, as more fully provided in the Conveyance Agreement, the Investor Partnership shall convey, contribute and deliver to the Partnership as a Capital Contribution the net proceeds from the sale of the Senior Preference Units pursuant to the Underwriting Agreement, after which the Investor Partnership will hold a 99% limited partner interest in the Partnership, and the Investor Partnership shall be admitted to the Partnership as a limited partner of the Partnership.

         4.4 Additional Capital Contribution by the Investor Partnership. The Investor Partnership, with the consent of the General Partner, may, but shall not be obligated to, make additional Capital Contributions to the Partnership. Upon any such Capital Contribution by the Investor Partnership, the General Partner shall be obligated to make an additional Capital Contribution to the Partnership such that the General Partner shall at all times have at least a 1% interest in each item of Partnership gain, loss, deduction and credit.

         4.5 Preemptive Rights. The Limited Partner shall have preemptive rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

         4.6 Capital Accounts. (a) The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with
Section 4.6(b) and allocated pursuant to Section 5.1 and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.6(b) and allocated pursuant to Section 5.1.

         (b) For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided that:

            (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

            (ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

            (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

            (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed

    Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.6(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined
    (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

         (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Sections 13.3 and 13.4 and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.6(d)(ii) and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the reconstituted Partnership. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this
Section 4.6.

         (d) (i) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or

Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take into account the Limited Partner Equity Value and the General Partner Equity Value at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

         (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Gain or Net Termination Loss pursuant to Section 5.1(c); provided, however, that, in making any such allocation, Net Termination Gain or Net Termination Loss actually realized shall be allocated first. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a deemed distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 4.6(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 13.3 or 13.4, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.

         4.7 Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         4.8 No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contributions or its Capital Account or to receive any distribution from the Partnership, except as provided herein.

         4.9 Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

                                   ARTICLE V

                         ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 4.6(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

            (a) Net Income. After giving effect to the allocations set forth in
    Section 5.1(d), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

              (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 5.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 5.1(b)(ii) for all previous taxable years; and

                (ii) Second, the balance, if any, 100% to the General Partner and the Limited Partner in accordance with their respective Percentage Interests.

             (b) Net Losses. After giving effect to the allocations set forth in
    Section 5.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                (i) First, 100% to the General Partner and the Limited Partner, in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated pursuant to this Section 5.1(b)(i) to the extent that such allocation would cause the Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

                (ii) Second, the balance, if any, 100% to the General Partner.

             (c) Net Termination Gains and Losses. After giving effect to the allocations set forth in Section 5.1(d), all items of gain and loss taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 5.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this
    Section 5.1 and after all distributions of Available Cash provided under
    Section 5.3 have been made with respect to the taxable period ending on the date of the Partnership's liquidation pursuant to Section 13.3.

                (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 4.6(d)) from Termination Capital Transactions, such Net Termination Gain shall be allocated between the General Partner and the Limited Partner in the following manner:

                  (A) First, to each Partner having a deficit balance in such
            Partner's Capital Account to the extent of and in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in such Partner's Capital Account; and

                  (B) Second, 100% to the General Partner and the Limited
            Partner, in proportion to their respective Percentage Interests.

                (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 4.6(d)) from Termination Capital Transactions, such Net Termination Loss shall be allocated to the Partners in the following manner:

                  (A) First, 100% to the General Partner and the Limited
            Partner, in accordance with their respective Percentage Interests, provided that Net Termination Losses shall not be allocated pursuant to this Section 5.1(c)(ii) to the extent that such allocation would cause the Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

                  (B) Second, the balance, if any, 100% to the General Partner.

             (d) Special Allocations. Notwithstanding any other provision of this Section 5.1, the following allocations shall be made for such taxable period:

                (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such taxable period that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(e)(2)) to the disposition of

        Partnership property subject to one or more Nonrecourse Liabilities of the Partnership, or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by Treasury Regulation Section 1.704-1T(b)(4)(iv)(e)(2)). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) and, for purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d) with respect to such taxable period. This Section 5.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation
        Section 1.704-1T(b)(iv)(4)(e) and shall be interpreted consistently therewith.

                (ii) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding the other provisions of this Section
        5.1 (other than Section 5.1(d)(i)), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4)) to the disposition of Partnership property subject to such Partner Nonrecourse Debt or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified, as appropriate, by Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4)). The items to be so allocated shall be determined in a manner consistent with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) and, for purposes of this Section 5.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1(d), other than Section 5.1(d)(i), with respect to such taxable period. This Section 5.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4) and shall be interpreted consistently therewith.

                (iii) Qualified Income Offset. Except as provided in Sections 5.1(d)(i) and 5.1(d)(ii), in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
        1.704-1(b)(2)(ii)(d)(6) (modified, as appropriate, by Treasury Regulation Section 1.704-1T(b)(4)(iv)(e)(3) and 1.704-1T(b)(4)(iv)(h)(4)), items of Partnership income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; Provided that an allocation pursuant to this Section 5.1(d)(iii) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this
        Section 5.1(d)(iii) were not in this Agreement.

                (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period that is in excess of the sum of (A) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (B) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5), such
        Partner shall be allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
        Section 5.1 have
        been tentatively made as if Section 5.1(d)(iii) and this Section 5.1(d)(iv) were not in this Agreement.

                (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in the same ratios that Net Income or Net Losses, as the case may be, is allocated for the taxable year. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-1T(b)(4)(iv)(h). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-1T(e)(ii)(C), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                (ix) Curative Allocation. (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations provisions, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and this Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Minimum Gain Attributable to Partner Nonrecourse Debt. Allocations pursuant to this Section 5.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

      5.2 Allocations for Tax Purposes. (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 5.1.

      (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

         (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
    Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted tax basis at the time of contribution; and (B) except as otherwise provided in Section 5.2(b)(iii), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

         (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.6(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2(b)(i)(A); and (B) except as otherwise provided in Section 5.2(b)(iii), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 5.1.

         (iii) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2(b)(i)(B) or 5.2(b)(ii)(B) shall be subject to allocation by the General Partner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the application of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2(b)(i)(A) or 5.2(b)(ii)(A).

      (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units of the Investor Partnership (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units of the Investor Partnership (or any class or classes thereof); and (iv) treat any payment of tax by the Partnership on behalf of fewer than all of the Partners as an item of Partnership expense. The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 5.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units of the Investor Partnership issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of
Section 704 of the Code.

      (d) The General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt a depreciation convention under which all purchasers acquiring Units of the Investor Partnership in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any Units of the Investor Partnership that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units of the Investor Partnership.

      (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

      (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

      (g) The General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by
Section 706 of the Code and the regulations or rulings promulgated thereunder.

      (h) The General Partner shall amend or supplement this Article V to provide for the allocation of any item of income, gain, loss, deduction or credit for federal, state or local income tax purposes for which provision is not otherwise made herein in the manner that the General Partner determines to be reasonable, taking into account the requirements of the Code.

      (i) Notwithstanding any other provision of this Section 5.2, if the Internal Revenue Service is successful in asserting an adjustment to the taxable income of the General Partner and, as a result of any such adjustment, the Partnership is entitled to a deduction for federal income tax purposes with respect to any portion of such adjustment, such deduction shall be allocated to the General Partner.

      5.3 Requirements as to Distributions. Within sixty days following the end of each calendar quarter (or following the period from the Closing Date through December 31, 1991), an amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed in accordance with this Article V by the Partnership to the Partners in proportion to their respective Percentage Interests. The immediately preceding sentence shall not modify in any respect the provisions of Section 4.2 regarding the distribution of any interest or other profit on the initial contributions referred to therein or require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject.

                                  ARTICLE VI

                     MANAGEMENT AND OPERATION OF BUSINESS

      6.1 Management. (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partner shall have no right of control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 6.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or desirable to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation, (A) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations and the securing of same by mortgage, deed of trust or other lien or encumbrance; (B) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (C) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (C) being subject, however, to any prior approval that may be required by Section 6.3); (D) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement, including, without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership; (E) the negotiation, execution and performance of any contracts, conveyances or other instruments (including, without limitation, instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case); (F) the distribution of Partnership cash; (G) the selection and dismissal of employees and agents (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (H) the procurement and maintenance by the Partnership or the General Partner of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (I) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships; (J) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (K) the indemnification of any person against liabilities and contingencies to the extent permitted by law.

      (b) Notwithstanding any other provision of this Agreement, the Investor Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Second Amended and Restated Credit Agreement, the Conveyance Agreement and the other applicable agreements described in or filed as part of the Registration Statement;

(ii) agrees that the General Partner is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners; and (iii) agrees that none of the execution, delivery or performance by the General Partner and its officers and directors, the Partnership or any Affiliate thereof of any agreement authorized or permitted under this Agreement (including, without limitation, the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Section 6.5) shall constitute a breach by the General Partner and its officers and directors of any duty that the General Partner and its officers and directors may owe the Partnership or the Limited Partner or any other Persons under this Agreement or of any duty stated or implied by law or equity.

      6.2 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 7.5(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to the Limited Partner.

      6.3 Restrictions on General Partner's Authority. (a) The General Partner may not, without written approval of the specific act by the Limited Partner or by other written instrument executed and delivered by the Limited Partner subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, without limitation, (i) any act that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose; (iii) admit a Person as a Partner, except as otherwise provided in this Agreement; (iv) amend this Agreement in any manner, except as otherwise provided in this Agreement; or (v) transfer its interest as general partner of the Partnership, except as otherwise provided in this Agreement.

         (b) Except as provided in Article XIII, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the approval of the Limited Partner; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance, or in any way limit the right of any holder of the capital stock of the General Partner to sell, exchange or otherwise dispose of such capital stock.

         (c) At all times while serving as the general partner of the Partnership, the General Partner shall not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such dividend, distribution, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of Counsel that the Partnership will be treated as a partnership for federal income tax purposes.

         6.4 Reimbursement of the General Partner. (a) Except as provided in this Section 6.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

         (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including, without limitation, amounts paid to any Person to perform services for the Partnership) and (ii) that portion of the General Partner's or its Affiliates' legal, accounting, investor communications, utilities, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including, without limitation, overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, insurance, other administrative or overhead expenses and all other expenses, in each such case, necessary or appropriate to the conduct of the Partnership's business and reasonably allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the fees and expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to
Section 6.7.

         (c) The General Partner in its sole discretion and without the approval of the Limited Partner may propose and adopt on behalf of the Partnership employee benefit plans (including, without limitation, plans involving the issuance of Units of the Investor Partnership), for the benefit of employees of the General Partner, the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership.

         6.5 Outside Activities. (a) After the Closing Date, the General Partner shall limit its activities to those required or authorized by the Investor Partnership Agreement or this Agreement. AMC may provide general and administrative services to AMCH and its Affiliates. Certain officers, directors and employees of AMC are also officers, directors or employees of AMCH and/or its Affiliates. AMCH and its Affiliates are engaged in the business of making investments in various types of businesses, which may include businesses in the agricultural minerals industry, and managing such investments. Such officers, directors and employees of AMC may spend a substantial amount of time managing the business and affairs of AMCH and its Affiliates and may face conflicts regarding the allocation of their time between the Partnership and such other business interests. The General Partner shall cause its employees to devote as much time to the management of the Partnership as is necessary for the proper conduct of its business and affairs. The General Partner shall manage the Partnership for the benefit of its Partners and the General Partner. In the event that AMC is no longer owned by AMCH, any new owner may engage in other businesses, or in the business of making investments in businesses, which may include businesses in the agricultural minerals industry, and managing such investments. The officers, directors and employees of AMC may also be officers, directors or employees of such new owners and may spend a substantial amount of time managing the business and affairs of such new owner and its Affiliates and may face conflicts regarding the allocation of their time between the Partnership and such other business interests. The new owners shall cause their employees to devote as much time to the management of the Partnership as is necessary for the proper conduct of its business and affairs. None of such other investment or management activities shall constitute a breach of fiduciary duty owed by AMC.

         (b) Except as provided in Section 6.5(a), each Indemnitee (other than
AMC) is free to engage in any business, including any business that is in competition with the business of the Partnership. The General Partner and any other Persons affiliated with the General Partner may acquire Units or other partnership securities of the Investor Partnership, in addition to those acquired by any of such Persons on the Closing Date, and shall be entitled to exercise all rights of an Assignee or Limited Partner, as applicable, relating to such Units or partnership securities, as the case may be.

         (c) Without limiting Sections 6.5(a) and 6.5(b), but notwithstanding anything to the contrary in this Agreement, the ability of Indemnitees (other than AMC) to enter into competitive activities is hereby approved by all Partners, and it shall not be deemed to be a breach of the General Partner's fiduciary duty for the General Partner to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Partnership.

         6.6 Loans to and from the Partnership; Contracts with Affiliates. (a) The General Partner, the Limited Partner or any Affiliates thereof may lend to the Partnership, and the Partnership may borrow, funds needed or desired by the Partnership for such periods of time as the General Partner may determine; Provided, however, that the General Partner, the Limited Partner or any of their Affiliates may not charge the Partnership interest at a rate greater than the rate that would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees), and the terms of such loan shall be no less favorable to the Partnership than those required, by unrelated lenders on comparable loans. The Partnership shall reimburse the General Partner, the Limited Partner or any of their Affiliates, as the case may be, for any costs (other than any additional interest costs) incurred by it in connection with the borrowing of funds obtained by the General Partner, the Limited Partner or any of their Affiliates and loaned to the Partnership.

         (b) The Partnership may lend to or borrow from the Investor Partnership, and the Investor Partnership may lend, contribute to or borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Investor Partnership, and the Investor Partnership may not charge the Partnership, as the case may be, interest at a rate greater than the rate and terms that would be charged the Investor Partnership or the Partnership, as the case may be (without reference to the General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of the Investor Partnership or any other Person. The Partnership may not lend funds to the General Partner or any of its Affiliates (other than the Investor Partnership), except for short-term funds management purposes.

         (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to the Partnership. Any service rendered to the Partnership by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(c) shall be deemed satisfied as to any transaction the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties. The provisions of Section 6.4 shall apply to the rendering of services described in this Section 6.6(c).

         (d) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

         (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 4.2 and 4.3, the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement and (ii) as to any transaction the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties.

         (f) The General Partner and its Affiliates will have no obligation to permit the Partnership or the Investor Partnership to use any facilities of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the General Partner or its Affiliates to enter into such contracts.

         (g) Without limitation of Sections 6.6(a) through 6.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement under the caption "Conflicts of Interest and Fiduciary Responsibility" are hereby approved by all Partners.

         6.7 Indemnification. (a) To the fullest extent permitted by law, each Indemnitee (i) shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner, a Departing Partner or any of their Affiliates, (y) an officer or director of the General Partner, any Departing Partner or any of their Affiliates or (z) a Person serving at the request of the Partnership as a director, officer, employee, partner, member or agent of another corporation, partnership, joint venture, trust, committee or other enterprise and (ii) may be indemnified, to the extent deemed advisable by the General Partner to the fullest extent permitted by law, from and against any and all amounts described in clause (i) above, by reason of its status as an employee, partner or agent (other than a director or officer) of the General Partner, any Departing Partner or any of their Affiliates. Any indemnification pursuant to this Section 6.7 shall be made only out of the assets of the Partnership.

         (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee that may be indemnified pursuant to Section 6.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding.

         (c) The indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as (i) the General Partner, a Departing Partner or an Affiliate thereof, (ii) an officer, director, employee, partner or agent of the General Partner, any Departing Partner or an Affiliate thereof or (iii) a Person serving at the request of the Partnership as a director, officer, employee, partner, member or agent of another corporation, partnership, joint venture, trust, committee or other enterprise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and as to actions in any other capacity (including, without limitation, any capacity under the Underwriting Agreement).

         (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of any Indemnitee, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.

         (e) For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.7(a); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (h) To the extent that, at law or in equity, any Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Limited Partner, AMC, as general partner of the Partnership, and any other Indemnitee acting in connection with the Partnership's business or offices shall not be liable to the Partnership or to any Limited Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of any Indemnitee otherwise existing at law or in equity, are agreed by the Limited Partner to replace such other duties and liabilities of such Indemnitee.

         (i) The provisions of this Section 6.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (j) No amendment, modification, repeal or adoption of any provision inconsistent with this Section 6.7 or any provision hereof nor, to the fullest extent permitted by applicable law, any modification of law shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligation of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification, repeal or adoption with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, repeal or adoption, regardless of when such claims may arise or be asserted.

         6.8 Liability of Indemnitees. (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partner or any other Persons who have acquired interests in the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

         (b) Subject to its obligations and duties as General Partner set forth in Section 6.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         (c) Any amendment, modification or repeal of this Section 6.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partner of the General Partner, its directors, officers and employees under this Section 6.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.9 Resolution of Conflicts of Interest. (a) Unless otherwise expressly provided in this Agreement or the Investor Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Investor Partnership or the Limited Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by the Limited Partner, and shall not constitute a breach of this Agreement, of the Investor Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party involved in such conflict or affected by such action, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted AMC and industry practices; (iii) any applicable generally accepted accounting practices or principles; and (iv) such additional factors as the General Partner determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

         (b) Whenever this Agreement or any other agreement contemplated hereby provides that a General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the Investor Partnership, the Limited Partner or any holder of Units or (ii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Investor Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partner. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership. No borrowing by the Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partner by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (i) avoid having the Investor Partnership draw on the Letter of Credit, (ii) avoid subordination of the Junior Preference Units or Common Units pursuant to the Investor Partnership Agreement or (iii) result in or increase incentive distributions to the General Partner pursuant to the Investor Partnership Agreement.

         (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

         6.10 Other Matters Concerning the General Partner. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or Presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted in reliance upon the opinion (including, without limitation, an Opinion of Counsel) of such Persons as to matters that such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

         (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement so long as such action is not inconsistent with the best interests of the Partnership.

         6.11 Title to Partnership Assets. Title to Partnership Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its reasonable efforts to cause record title to such assets (other than (a) those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable, provided that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner will use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Partnership, and (b) those assets listed on Schedule I to the Conveyance Agreement) to be vested in the Partnership as on as reasonably practicable. All Partnership Assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership Assets are held.

         6.12 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VII

                 RIGHTS AND OBLIGATIONS OF THE L1MITED PARTNER

         7.1 Limitation of Liability. The Limited Partner and the Organizational Limited Partner shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

         7.2 Management of Business. The Limited Partner shall not take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partner under this Agreement.

         7.3 Outside Activities. The Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including, without limitation, business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of the Limited Partner.

         7.4 Return of Capital. The Limited Partner shall not be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

         7.5 Rights of the Limited Partner Relating to the Partnership. (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 7.5(b), the Limited Partner shall have the right, for a purpose reasonably related to the Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at the Limited Partner's own expense:

         (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

        (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

        (iii) to have furnished to him, upon notification to the General Partner, a current list of the name and last known business, residence or mailing address of each Partner;

        (iv) to have furnished to him, upon notification to the General Partner, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto and powers of attorney pursuant to which the same have been executed;

        (v) to obtain true and full information regarding the amount of cash, and a description and statement of the Agreed Value of any other Capital Contribution, contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

        (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

         (b) Notwithstanding any other provision of this Agreement, the General Partner may keep confidential from the Limited Partner for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or which the Partnership is required by law or by agreements with third parties to keep confidential.


                                 ARTICLE VIII

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

         8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 7.5(a). Any books and records maintained by or on behalf of the

Partnership in the regular course of its business, including, without limitation, books of account and records of Partnership proceedings, may be kept on, or be in the form of computer disks, hard disks, punch cards, magnetic tape, photographs, micrographics or any other information storage device, Provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

         8.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.


                                  ARTICLE IX

                                  TAX MATTERS

         9.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety days of the close of each taxable year of the Partnership, the tax information reasonably required by the Limited Partner for federal and state income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

         9.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Limited Partner.

         9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership (at the

Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including, without limitation, resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

         9.4 Organizational Expenses. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

         9.5 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its sole discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash pursuant to Section 5.3 in the amount of such withholding from such Partner.

         9.6 Opinions of Counsel. Notwithstanding any other provision of this Agreement, if the Partnership is taxable for federal income tax purposes as a corporation or treated as an association taxable as a corporation at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership to become so taxable as a corporation or to be treated as an association taxable as a corporation, such requirement for an Opinion of Counsel shall be deemed automatically waived.


                                   ARTICLE X

                             TRANSFER OF INTERESTS

         10.1 Transfer. (a) The term "transfer," when used in this Article X with respect to a Partnership Interest, shall be deemed to refer to an appropriate transaction by which the General Partner assigns its Partnership Interest as General Partner to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

         (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article X shall be null and void.

         10.2 Transfer of the General Partner's Partnership Interest. (a) If the general partner of the Investor Partnership transfers its partnership interest as a general partner therein to any Person in accordance with the provisions of the Investor Partnership Agreement, the General Partner shall contemporaneously therewith transfer its Partnership Interest as the general partner of the Partnership to such Person, and the Limited Partner hereby expressly consents to such transfer. Except as set forth in the immediately preceding sentence and in
Section 10.2(b), the General Partner may not transfer all or any part of its Partnership Interest.

         (b) Neither Section 10.2(a) nor any other provision of this Agreement shall be construed to prevent (and all Partners do hereby consent to) (i) the transfer by the General Partner of all of its Partnership Interest to an Affiliate or (ii) the transfer by the General Partner of all of its Partnership Interest upon its merger, consolidation or other combination into any other Person or the transfer by it of all or substantially all of its assets to another Person if, in the case of a transfer described in either clause (i) or
(ii) of this sentence, the rights and duties of the General Partner with respect to the Partnership Interest so transferred are assumed by the transferee and the transferee agrees to be bound by the provisions of this Agreement and the Investor Partnership Agreement; provided that, in either such case, such transferee furnishes to the Partnership an Opinion of Counsel that such merger, consolidation, combination, transfer or assumption will not result in a 1066 of limited liability of the Limited Partner or cause the Partnership to be taxable as a corporation or otherwise treated as an association taxable as a corporation for federal income tax purposes. In the case of a transfer pursuant to this
Section 10.2(b), the transferee or successor (as the case may be) shall be admitted to the Partnership as the General Partner immediately prior to the transfer of the

Partnership Interest, and the business of the Partnership shall continue without dissolution.

         10.3 Transfer of the Limited Partner's Partnership Interest. If the Limited Partner merges, consolidates or otherwise combines into any other Person or transfers all or substantially all of its assets to another Person, such Person may become a Substituted Limited Partner pursuant to Article XI. Except as set forth in the immediately preceding sentence, the Limited Partner may not transfer all or any part of its Partnership Interest or withdraw from the Partnership.


                                  ARTICLE XI

                             ADMISSION OF PARTNERS

         11.1 Admission of Substituted Limited Partner. Any Person that is the successor in interest to the Limited Partner as described in Section 10.3 shall be admitted to the Partnership as a limited partner upon (a) furnishing to the General Partner (i) acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required to effect its admission as a limited partner in the Partnership and (b) obtaining the consent of the General Partner, which consent may be withheld or granted in the sole discretion of the General Partner. Such Person shall be admitted to the Partnership as a Limited Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

         11.2 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 12.1 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 10.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 12.1 or the transfer of the General Partner's Partnership Interest pursuant to Section 10.2; provided, however, that no such successor shall be admitted to the Partnership until the terms of Section 10.2 have been complied with. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

         11.3 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership and, if necessary, to prepare as soon as practicable an amendment of this Agreement and, if required by law, to prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 1.4.


                                  ARTICLE XII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

         12.1 Withdrawal of the General Partner. (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

        (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the Limited Partner;

        (ii) the General Partner transfers all of its rights as General Partner pursuant to Article X;

        (iii) the General Partner is removed pursuant to Section 12.2:

        (iv) the general partner of the Investor Partnership withdraws from or is removed as the general partner of the Investor Partnership;

        (v) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition; (C) files a petition or answer seeking for itself a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this sentence; or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

        (vi) a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect; or

        (vii) a certificate of dissolution or its equivalent is filed for the General Partner, or ninety days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

If an Event of Withdrawal specified in Section 12.1(a)(v), (vi) or (vii) occurs, the withdrawing General Partner shall give written notice to the Limited Partner within thirty days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 12.1 shall result in the withdrawal of the General Partner from the Partnership.

         (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of this Agreement under the following circumstances: (i) at any time that the General Partner ceases to be a General Partner pursuant to Section 12.1(a)(i), (ii) or
(iv) or (ii) at any time that the General Partner is removed pursuant to Section
12.2. If the General Partner gives a notice of withdrawal pursuant to Section 12.1(a)(i) or if the General Partner is removed pursuant to Section 12.2 or withdraws pursuant to Section 12.1(a)(iii), the Limited Partner may, prior to the effective date of such withdrawal, elect a successor General Partner; Provided that such successor shall be the same Person, if any, that is elected by the Unitholders pursuant to Section 13.1 or 13.2 of the Investor Partnership Agreement, as applicable, as the successor to the General Partner in its capacity as general partner of the Investor Partnership. No provision of this
Article XII shall in any way limit the right of any holder of the capital stock of the General Partner to sell, exchange or otherwise dispose of such capital stock. If, prior to the effective date of the General Partner's withdrawal or removal, a successor is not selected by the Limited Partner as provided herein or the Partnership does not receive an Opinion of Counsel that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of the Limited Partner or cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes, the Partnership shall be dissolved in accordance with Section 13.1. If a successor General Partner is elected and the Opinion of Counsel is rendered as provided in the immediately preceding sentence, such successor shall be admitted (subject to Section 11.2) immediately prior to the effective time of the withdrawal or removal of the Departing Partner and shall continue the business of the Partnership without dissolution.

         12.2 Removal of the General Partner. The General Partner may be removed if such removal is approved by the Limited Partner. Any such action by the Limited Partner for removal of the General Partner must also provide for the election and succession of a new General Partner. Such removal shall be effective immediately following the admission of the successor General Partner pursuant to Article XI. The right of the Limited Partner to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the General Partner and the selection of a successor General Partner will not result in the loss of limited liability of the Limited Partner or the taxation of the Partnership as a corporation for federal income tax purposes. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the removal of the Departing Partner.

         12.3 Interest of Departing Partner and Successor General Partner. The Partnership Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 12.1 or 12.2 shall (unless it is otherwise required to be converted into Units pursuant to Section 13.3(b) of the Investor Partnership Agreement) be purchased by the successor to the Departing Partner for cash in an amount equal to the fair market value of the Departing

Partner's Partnership Interest, determined as of the effective date of its departure in the manner specified in the Investor Partnership Agreement. Such purchase (or conversion into Units, as applicable) shall be a condition to the admission to the Partnership of the Successor as the General Partner.

         12.4 Reimbursement of Departing Partner. The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to
Section 6.4, including, without limitation, any employee-related liabilities (including, without limitation, severance liabilities) incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership and properly allocable to the Partnership.

         12.5 Withdrawal of the Limited Partner. The Limited Partner shall not have any right to withdraw from the Partnership without the prior consent of the General Partner.


                                 ARTICLE XIII

                          DISSOLUTION AND LIQUIDATION

         13.1 Dissolution. The Partnership shall not be dissolved by the admission of a Substituted Limited Partner or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs should be wound up, upon:

         (a) the expiration of its term as provided in Section 1.5;

         (b) an Event of Withdrawal of the General Partner as provided in
    Section 12.1(a), unless a successor is named as provided in Section 12.1(b);

         (c) an election to dissolve the Partnership by the General Partner that is approved by the Limited Partner;

         (d) a written determination by the General Partner that projected future revenues of the Partnership will be insufficient to enable payment of projected Partnership costs and expenses;

        (e) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act or any other event that would cause the dissolution of the Partnership under the Delaware Act;

        (f) the sale of all or substantially all of the assets and properties of the Partnership; or

        (g) the dissolution of the Investor Partnership

         13.2 Continuation of the Business of the Partnership After Dissolution. Upon (i) dissolution of the Partnership caused by the withdrawal or removal of the General Partner and following a failure of the Limited Partner to appoint a successor General Partner prior to the effective date of such event, or (ii) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 12.1(a)(v), then within 180 days thereafter, the Limited Partner may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by the Limited Partner. In addition, upon dissolution of the Partnership pursuant to Section 13.1(g), if the Investor Partnership is reconstituted pursuant to Section 14.2 of the Investor Partnership Agreement, the reconstituted Investor Partnership may, within 180 days after such event of dissolution, as the Limited Partner, elect to reconstitute the Partnership in accordance with the immediately preceding sentence. Upon any such election by the Limited Partner, all Partners shall be bound thereby and shall be deemed to have approved thereof. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

         (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 1.5 unless earlier dissolved in accordance with this Article XIII;

         (b) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be purchased by the successor General Partner in the manner provided in Section 12.3 or converted into Units in the manner provided in Section 13.3(b) of the Investor Partnership Agreement; and

        (c) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 1.4; provided that the right to approve a successor general partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of the Limited Partner and (y) neither the Partnership nor the reconstituted limited partnership would become taxable as a corporation or be treated as an association taxable as a corporation for federal income tax purposes upon the exercise of such right to continue.

         13.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 13.2, the General Partner, or in the event the General Partner has been dissolved or removed, has become bankrupt as set forth in Section 12.1 or has withdrawn from the Partnership, a liquidator or liquidating committee approved by the Limited Partner, shall be the Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the Limited Partner. The Liquidator shall agree not to resign at any time without fifteen days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause by notice of removal approved by the Limited Partner. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty days thereafter be approved by the Limited Partner. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 6.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

        (a) the payment to creditors of the Partnership, including, without limitation, Partners who are creditors, in the order of priority provided by law; and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidator to be appropriate for such purposes; and

        (b) to all Partners in accordance with the positive balances in their respective Capital Accounts after taking into account adjustments to such Capital Accounts pursuant to Section 5.1.

         13.4 Distributions in Kind. Notwithstanding the provisions of Section 13.3, which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including, without limitation, those to Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Limited Partner, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreement governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         13.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Sections 13.3 and 13.4, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

         13.6 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

         13.7 Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partner or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         13.8 No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

         13.9 Waiver of Partition. Each Partner hereby waives any right to partition of the Partnership property.


                                  ARTICLE XIV

                      AMENDMENT OF PARTNERSHIP AGREEMENT

         14.1 Amendment to Be Adopted Solely by General Partner. The Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partner), without the approval of the Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

        (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

         (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

         (c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes;

         (d) a change (i) that, in the sole discretion of the General Partner, does not adversely affect the Limited Partner in any material respect, (ii) that is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including, without limitation, the Delaware Act) or that is necessary or appropriate to facilitate the trading of the Units (including, without limitation, the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its sole discretion to be in the best interests of the Partnership and the Limited Partner, or (iii) that is required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or by the Registration Statement;

         (e) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or their respective directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

         (f) a change in a provision of this Agreement that requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of the Delaware Act, if the provisions of such Act are amended, modified or revoked so that the taking of such action is no longer required; provided that such changes are not materially adverse to the Limited Partner;

         (g) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

         (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 15.3; or

         (i) any other amendments similar to the foregoing.

         14.2 Amendment Procedures. Except as provided in Section 14.1, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed solely by the General Partner. Each such proposal shall contain the text of the proposed amendment. A proposed amendment shall be effective upon its approval by the Limited Partner.

                                  ARTICLE XV

                                    MERGER

         15.1 Authority. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

         15.2 Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

         (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

         (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

         (c) The terms and conditions of the proposed merger or consolidation;

         (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) that the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (e) A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

         (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that, if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

         (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

         15.3 Approval by the Limited Partner of Merger or Consolidation. (a) The General Partner of the Partnership, upon its approval of the Merger Agreement, shall submit a copy or summary of the Merger Agreement to the Limited Partner for its approval.

         (b) The Merger Agreement shall be approved upon receiving the consent of the Limited Partner.

         (c) After such approval by the Limited Partner, and at any time prior to the filing of the certificate of merger pursuant to Section 15.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         15.4 Certificate of Merger. Upon the required approval by the General Partner and the Limited Partner of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         15.5 Effect of Merger. (a) Upon the effective date of the certificate of merger:

         (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

         (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger or consolidation;

         (iii) all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired; and

         (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

         (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.


                                  ARTICLE XVI

                              GENERAL PROVISIONS

         16.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when received by it at the principal office of the Partnership referred to in Section 1.3. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to such Partner at his address as shown on the records of the Partnership.

         16.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         16.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.

         16.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         16.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         16.6 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         16.7 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         16.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         16.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

         16.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

    16.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                          GENERAL PARTNER:

                                          AGRICULTURAL MINERALS CORPORATION

                                          By: /s/ John A. Molenaar
                                             ------------------------------
                                             Name:  John A. Molenaar
                                             Title: Senior Vice President

                                          ORGANIZATIONAL LIMITED PARTNER:

                                          AMC HOLDINGS INC.

                                          By: /s/ John A. Molenaar
                                             -----------------------------
                                             Name:  John A. Molenaar
                                             Title: Vice President

                                          LIMITED PARTNER:

                                          AGRICULTURAL MINERALS COMPANY,
                                          L.P.

                                          By: Agricultural Minerals
                                              Corporation, General Partner


                                          By: /s/ John A. Molenaar
                                             -----------------------------
                                             Name:  John A. Molenaar
                                             Title: Vice President